Exhibit 23(b)






                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Plan of Canada Southern Petroleum, Ltd. of our report dated March 6, 1997, with respect to the consolidated financial statements of Canada Southern Petroleum, Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.





                                                    /s/ Ernst & Young
                                                    Chartered Accountants

Calgary, Canada
March 6, 1997